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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


        We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of International Lease Finance Corporation for the registration of $2,000,000,000 of Debt Securities and to the incorporation by reference therein of our report dated February 3, 1998, with respect to the consolidated financial statements and schedule of International Lease Finance Corporation and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                             PRICEWATERHOUSECOOPERS LLP


Los Angeles, California
March 8, 1999